CONSENT OF PRICEWATERHOUSECOOPERS LLP


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports as of the dates and relating to the financial statements of the companies listed below, which are included in the Registration Statement on Form S-1 (No. 333-48649) by Cumulus Media Inc.

Company                                 Date of report
Cumulus Media Inc.                      March 18, 1988,
                                        except as to Note 15,
                                        which is as of June 18, 1988
Albany Broadcasting Company             May 28, 1998
American Communications Company, Inc.   May 29, 1998
Arbor Radio LP                          February 19, 1998
Beaumont Skywave, Inc.                  May 21, 1998
Caribbean Communications Company
 Limited                                March 9, 1998
Carolina Broadcasting, Inc. and
 Georgetown Radio, Inc.                 March 4, 1998
Castle Broadcasting Limited Partnership May 21, 1998
Clearly Superior Radio Properties       February 24, 1998
Communications Properties, Inc.         May 26, 1998
Crystal Radio Group, Inc.               March 13, 1998
Esprit' Communication Corporation       May 26, 1998
Forjay Broadcasting Corporation         May 21, 1998
HVS Partners                            February 25, 1998
Jan-Di Broadcasting, Inc.               April 30, 1998
K-Country, Inc.                         May 29, 1998
Lesnick Communications, Inc.            May 19, 1998
Louisiana Media Interests, Inc.
 and Subsidiaries                       March 9, 1998
M&M Partners                            June 4, 1998
Midland Broadcasters, Inc.              May 12, 1998
The Midwestern Broadcasting Company,
 Radio Stations WWWM-FM and WLQR-AM     February 11, 1998
Mustang Broadcasting Company            May 21, 1998
Ninety Four Point One, Inc.
 and KAYD AM/FM                         February 20, 1998,
                                        except as to Note 7,
                                        which is as of March 6, 1998
Pamplico Broadcasting, L.P.             May 28, 1998
Phoenix Broadcast Partners, Inc.        May 20, 1998
Radio Ingstad Minnesota, Inc.,
 Radio Albert Lea, Inc. and
 KRCH of Minnesota, Inc.                May 29, 1998
Savannah Valley Broadcasting
 Radio Properties                       February 27, 1998
Seacoast Radio Company, LLC             June 12, 1998
Sunny Broadcasters, Inc.                June 12, 1998
Tallahassee Broadcasting, Inc.          May 22, 1998
Tally Radio, LC                         May 22, 1998
Tryon-Seacoast Communications, Inc.     May 22, 1998
Value Radio Corporation                 February 24, 1998
Venice Broadcasting Corp.               June 9, 1998
Wilks Broadcast Acquisitions, Inc.      February 16, 1998
WJCL-FM                                 May 21, 1998
WKKO-FM, WRQN-FM, WTOD-AM and WIMX-FM   February 6, 1998
WWFG-FM and WOSC-FM                     March 18, 1998

/s/  PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
July 8, 1998